UNITED STATES OF AMERICA
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2013

CAPITAL FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

North Dakota	0-25958	45-0404061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Main Street North, Minot, North Dakota	58703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (701) 837-9600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Election of Directors; Appointment of Directors or Certain Officers

At its November 7, 2013 Board of Directors’ meeting, Jeffrey Cummer tendered his resignation from the Board of Directors.  At the meeting, the Board of Directors of Capital Financial Holdings, Inc., voted to accept Mr. Cummer’s resignation.  There was no disagreement or dispute between Mr. Cummer and the Company. The Board of Directors then voted to appoint Gordon Dihle to fill the vacant position on the Board and appoint Mr. Dihle as the new Chairman of the Board of Directors.

Gordon Dihle, age 59, is a graduate of Dickinson State University, Dickinson, North Dakota with a degree in Accounting and Business Administration (1976) as well as receiving a JD from the University of North Dakota (1980). There is no arrangement or understanding between the Mr. Dihle and any other person pursuant to which Mr. Dihle was selected as Director.  Mr. Dihle is not a party to any material plan, contract or arrangement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL FINANCIAL HOLDINGS, INC.

Dated: November 8, 2013	By:	/s/ John. R. Carlson
John R. Carlson
CEO & President